Exhibit (j)(2)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Post-Effective Amendment  to the Registration Statement on Form N-1A of Hennessy Funds Trust and to the use of our report dated December 27, 2012 on the financial statements and financial highlights of the Hennessy Focus Fund (formerly FBR Focus Fund), Hennessy Large Cap Financial Fund (formerly FBR Large Cap Financial Fund), Hennessy Small Cap Financial Fund (formerly FBR Small Cap Financial Fund), Hennessy Technology Fund (formerly FBR Technology Fund), Hennessy Gas Utility Index Fund (formerly FBR Gas Utility Index Fund), Hennessy Equity and Income Fund (formerly FBR Balanced Fund) and Hennessy Core Bond Fund (formerly FBR Core Bond Fund) (the “Funds”), each a series of Hennessy Funds Trust.   Such financial statements and financial highlights appear in the 2012 Annual Report to Shareholders which is incorporated by reference into the Statement of Additional Information.

/s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
February 28, 2013